[SUNRISE SECURITIES CORP. LOGO]
                         -------------------------------
                                Member NASD/SiPC

                                                                   EXHIBIT 10(s)

                              DR. AMNON MANDELBAUM
                                MANAGING DIRECTOR
                               INVESTMENT BANKING

                TELEPHONE (212) 421-1616 FACSIMILE (212) 750-7277


Dr. Geoffrey Shulman, President & CEO
DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, MA  01887

                          INVESTMENT BANKING AGREEMENT


Dear Geoff:

This agreement ("Agreement") is made and entered into this February 27, 2004, between SUNRISE SECURITIES CORP. ("Sunrise") and DUSA PHARMACEUTICALS, INC. (together with all subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this engagement, the "Company").

           In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Company hereby engages Sunrise upon the terms and conditions as set forth herein as its exclusive placement agent and investment banker with respect to a Financing (as defined in 3(B) below) and related matters upon the terms and conditions set forth herein. In that regard, Sunrise understands that the Company seeks Financing from the sale of 2.25 million shares of common stock of the Company at $11.00 per share and an additional investment right to provide the investors the ability to purchase up to 337,500 additional shares of common stock of the Company (the "Offering"). It is acknowledged and agreed that any Financing is on a best efforts basis only. This Agreement should not be construed as a firm commitment or guarantee of any Financing. Sunrise and the Company agree and acknowledge that the decision to consummate a Financing shall be in the Company's sole and absolute discretion.

2. Except as otherwise specified in Paragraph 6 hereof, this Agreement shall be effective for a period of one (1) month, commencing upon the execution hereof and shall terminate thereafter unless extended upon the mutual written agreement of the parties.

3. During the term of this Agreement, Sunrise shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that Sunrise shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of Sunrise's advice is not readily quantifiable, and that Sunrise shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing.

4. Sunrise shall render such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon in writing by Sunrise and the Company.


                            SUNRISE SECURITIES CORP.
               641 LEXINGTON AVE., 25TH FLOOR, NEW YORK, NY 10022

5. In consideration for the services rendered by Sunrise to the Company pursuant to this Agreement, the Company shall compensate Sunrise as follows:

      A. At the Closing of the Financing, the Company shall issue to Sunrise and/or its designees a non-refundable retainer fee in the form of such number of shares of common stock of the Company equal to one percent (1%) of the aggregate number of fully diluted and/or converted shares of common stock and/or common stock equivalents as are purchased by Investors (as defined below) (the "Retainer Fee").

      B. Also, upon the Closing of Financing, the Company shall issue to Sunrise and/or its designees such number of shares of common stock of the Company equal to five percent (5%) of the aggregate number of fully diluted and/or converted shares of common stock and/or common stock equivalents as are purchased by Investors (the "Financing Fee"). For the purposes of Financing, Sunrise will enter into a selected dealer agreement dated as of February 27, 2004 ("Dealer Agreement") with Roth Capital and Flagstone Securities Corp. (collectively, the "Participating Dealers"). Sunrise and the Company agree that pursuant to the Dealer Agreement and upon the closing of the Financing, Sunrise will pay the Participating Dealers at the sole election of Sunrise either: (i) the aggregate amount of US$200,000 in cash, or (ii) such number of shares of common stock of the Company equal to US$200,000 calculated at the same purchase price paid by the Investors. However, in any and all events, the Company agrees that if the Participating Dealers are entitled to receive more than US$200,000 (in cash or stock as described above), the Company shall accordingly increase the Financing Fee payable to Sunrise to cover any such additional fees payable to the Participating Dealers by Sunrise. Convertible securities shall be treated as equity for purposes of calculating the Financing Fee. Securities acquired or otherwise received by financing sources ("Investors") are referred to as "Securities." In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, Sunrise shall be entitled to a full fee as provided under Paragraph 5 hereof, upon the receipt of proceeds by the Company from the sale of the Securities. For the purposes of this Agreement, the term "Financing" shall mean the financing or equity investment in the Company, or any combination thereof (i.e., where the funds are received by the Company, as distinct from funds received by selling shareholders)described above as the Offering. Sunrise's fee shall be based upon the percentages set forth in this Paragraph 5B above of the gross proceeds before any deductions, including but not limited to fees, deposits, transaction expenses, reserves, insurance or other amounts withheld or paid by the Investor. Financing shall be deemed to include total value of Securities sold directly or indirectly, in connection with the Financing, including proceeds received by the Company upon exercise of the Additional Investment Right Shares, and any amounts paid into escrow and any amounts payable in the future whether or not subject to any contingency.

6. In the event that this Agreement shall not be renewed or if it is terminated, without closing any Financing, for any reason, notwithstanding any such non-renewal or termination, Sunrise shall be entitled to a full fee as provided under any other Financing, for the Financing that includes the participation of any one or more of the parties on the List (as defined below) which is consummated within a period of twelve (12) months after such non-renewal or termination of this Agreement. The list (which list shall be deemed to include all of such parties' respective subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this Agreement, collectively, the "List") of parties which shall govern the operation of this Paragraph 6 is attached hereto and made a part hereof as Exhibit A.

7. In addition to the fees payable hereunder, and regardless whether any Financing set forth in Paragraph 6 hereof is proposed or consummated, the Company shall reimburse Sunrise for all reasonable fees and disbursements of Sunrise's outside counsel for the drafting and review of the Dealer Agreement not to exceed $5,000.00.


                            SUNRISE SECURITIES CORP.
               641 LEXINGTON AVE., 25TH FLOOR, NEW YORK, NY 10022

8. The Company acknowledges that all opinions and advice (written or oral) given by Sunrise to the Company in connection with Sunrise's engagement are intended solely for the benefit and use of the Company in considering the transaction or financing to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Sunrise to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Sunrise, or use Sunrise's name in any annual reports or any other reports or releases of the Company without Sunrise's prior written consent, which shall not be unreasonably withheld.

9. The Company acknowledges that Sunrise and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Sunrise in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company's business and properties.

10. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, Sunrise will use and rely on data, material and other information furnished to Sunrise by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Sunrise may rely upon the data, material and other information supplied by the Company without independently verifying its accuracy, completeness or veracity, except to the extent Sunrise has actual knowledge to the contrary. The Company represents and warrants to Sunrise that all such information concerning the Company provided by the Company in response to requests made by Sunrise or otherwise, will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. Sunrise shall be under no obligations to make an independent appraisal of assets or an investigation or inquiry as to any information regarding, or any representations of, any other participant in a Financing, and shall have no liability with regard thereto. The Company acknowledges and agrees that Sunrise will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Sunrise of the Company or its business or assets. If, in Sunrise's opinion after completion of its due diligence process, the condition of the Company, financial or otherwise, and its prospects are not substantially as represented or do not fulfill Sunrise's expectations, Sunrise shall have the sole discretion to review and determine its continued interest in proposed Financings. The Company further represents and agrees that: (i) the Company is not obligated to pay any finder in connection with any proposed Financing pursuant to this Agreement and, in any and all events that any parties other than Sunrise or the Participating Dealers set forth in Paragraph 5B above ("Other Parties") seek compensation relating to the closing of any proposed Financing, Sunrise shall be entitled to receive its full compensation from the Company as set forth in this Agreement and that Sunrise shall have no obligation whatsoever to pay any Other Parties,
      (ii) the Company shall deliver at the closing of each Financing conducted hereunder: (a) a certificate of each of the Company's President and CFO to the effect that the Company's information provided to the Investors does not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and all necessary corporate approvals have been obtained to enable the Company to deliver the Securities in accordance with the terms of the Financing, and (b) a 10b-5 opinion of counsel for the Company satisfactory to Sunrise to the effect that the Company's information provided to the Investors does not (except with respect to the financial statements or forecasts as to which no opinion need be expressed) contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and such other opinions as Sunrise and/or Sunrise's counsel shall reasonably require, (iii) as of the date hereof, there is no litigation pending or involving the business or property of the Company except as disclosed in the Company's filings with the Securities and Exchange Commission ("SEC"), (iv) the Company owns or possesses free of all encumbrances its assets, trademarks, patents, and copyrights necessary to conduct its business except for the Company's Citizens Bank loan as disclosed in the Company's filings with the SEC, (v) all taxes which are due and payable by the Company have been paid in full and the Company has no tax deficiency or claims outstanding or proposed against it, (vi) the financial statements of the Company as of September 30, 2003, present the financial position as of the date hereof and such financial statements have been prepared in accordance with generally accepted accounting principals, and (vii) all "blue sky" legal work shall be performed by the Company's counsel at the Company's sole expense.

                            SUNRISE SECURITIES CORP.
               641 LEXINGTON AVE., 25TH FLOOR, NEW YORK, NY 10022

11. Since Sunrise will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Sunrise have entered into a separate indemnification agreement substantially in the form attached hereto as Schedule A and dated the date hereof, providing for the indemnification of Sunrise by the Company. Sunrise has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

12. Sunrise shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Sunrise shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

13. Sunrise hereby waives its right to receive any shares of Common Stock of the Company with respect to any Effectiveness Failure, Filing Failure, Maintenance Failure or AIR Exercisability Failure under Section 2.f. of the Registration Rights Agreement.

14. A. This Agreement and the Schedule A attached hereto constitute the entire agreement and understanding of the parties hereto, and supersede any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

      B. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent
      (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile to the respective parties as set forth below, or to such other address as either party may notify the other of in writing:


if to the Company, to:            DUSA PHARMACEUTICALS, INC.
                                  25 Upton Drive
                                  Wilmington, MA  01887

                                  Attn: Dr. Geoffrey Shulman, President & CEO


if to Sunrise, to:                SUNRISE SECURITIES CORP.
                                  641 Lexington Ave., 25th Floor
                                  New York, New York  10022
                                  Attn: Dr. Amnon Mandelbaum, Managing Director


                            SUNRISE SECURITIES CORP.
               641 LEXINGTON AVE., 25TH FLOOR, NEW YORK, NY 10022

      C. This  Agreement  shall be binding upon and inure to the benefit of each
      of  the   parties   hereto   and  their   respective   successors,   legal
      representatives and assigns.

      D. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document. This Agreement may be executed and delivered by exchange of facsimile copies showing the parties' signatures, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same Agreement requiring no further execution.

      E. No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

      F. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 13B hereof.

      The parties hereby waive trial by jury in any action or proceeding involving, directly or indirectly, any matter in any way arising out of or in connection with this Agreement.

      Please note that capitalized terms not otherwise defined in this Investment Banking Letter shall have the meanings defined in the
      Securities   Purchase   Agreement,   Registration   Rights  Agreement  and
      Additional   Investment  Right  Agreement  between  the  Company  and  the
      Investors.

      If the foregoing correctly sets forth the understanding between Sunrise and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.


                               SUNRISE SECURITIES CORP.
                               By Its Authorized Signatory:

                               By:/s/ Nathan Low
                                  -----------------------------
                                   Nathan Low, President


                            SUNRISE SECURITIES CORP.
               641 LEXINGTON AVE., 25TH FLOOR, NEW YORK, NY 10022

Accepted and Agreed:

DUSA PHARMACEUTICALS, INC.
By Its Authorized Signatory:

By:/s/ D. Geoffrey Shulman
   --------------------------------------------
Name:  D. Geoffrey Shulman
Title:  President and Chief Executive Officer



                            SUNRISE SECURITIES CORP.
               641 LEXINGTON AVE., 25TH FLOOR, NEW YORK, NY 10022

                                Member NASD/SiPC

                                   SCHEDULE A
                           INDEMNIFICATION PROVISIONS
--------------------------------------------------------------------------------

In connection with the engagement of SUNRISE SECURITIES CORP. ("Sunrise") by DUSA PHARMACEUTICALS, INC. (the "Company") pursuant to a letter agreement dated February __, 2004 between the Company and Sunrise as it may be amended from time to time (the "Letter Agreement"), the Company, hereby agrees as follows:

1. In connection with or arising out of or relating to the engagement of Sunrise under the Letter Agreement, or any actions taken or omitted, services performed or matters contemplated by or in connection with the Letter Agreement, the Company agrees to reimburse Sunrise, its affiliates and their respective directors, officers, employees, agents and controlling persons (each an "Indemnified Party") promptly upon demand for actual, out-of-pocket expenses (including reasonable fees and expenses for legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any litigation, proceeding or other action in respect thereof (collectively, a "Claim"). The Company also agrees (in connection with the foregoing) to indemnify and hold harmless each Indemnified Party from and against any and all out-of-pocket losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, including any amount paid in settlement of any litigation or other action (commenced or threatened) to which the Company shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the Company shall not be liable pursuant to this sentence in respect of any loss, claim, damage or liability to the extent that a court or other agency having competent jurisdiction shall have determined by final judgement (not subject to further appeal) that such loss, claim, damage or liability was incurred solely as a direct result of the willful misconduct or gross negligence of such Indemnified Party.

2. An Indemnified Party shall have the right to retain legal counsel designated by the Company to conduct the defense and all related matters in connection with any Claim. The Company shall pay the reasonable fees and expenses of such legal counsel, and such counsel shall to the fullest extent, consistent with its professional responsibilities, cooperate with the Company. At an Indemnified Party's sole election, in lieu of the Company's legal counsel, an Indemnified Party shall also have the right to retain separate legal counsel of its own choice to conduct the defense and all related matters in connection with any Claim. The Company shall pay the reasonable fees and expenses of such legal counsel, and such counsel shall to the fullest extent, consistent with its professional responsibilities, cooperate with the Company and any legal counsel designated by the Company, provided, however, that, the Company shall pay such fees and expenses of such legal counsel only in the event that there is a conflict of interest with representation by the legal counsel designated by the Company for such Indemnified Party.

3.    The  Company  will  not,   without  the  prior  written  consent  of  each
      Indemnified  Party  settle,  compromise  or  consent  to the  entry of any judgement in any pending or threatened Claim in respect of which indemnification may be reasonably sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person against whom such Claim may be brought hereunder from any and all liability arising out of such Claim.

4. In the event the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient to hold any Indemnified Party harmless, then the Company shall contribute to amounts paid or payable by an Indemnified Party in respect of such Indemnified Party's losses, claims, damages and liabilities as to which the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient (i) in such portion as appropriately reflects the relative benefits received by the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the matters as to which losses, claims, damages or liabilities relate, or (ii) if the allocation provided by (i) above is not permitted by applicable law, in such proportion as appropriately reflects not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, as well as any other equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other out-of-pocket fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Sunrise's share of the liability hereunder shall not be in excess of the amount of fees actually received by Sunrise under the Letter Agreement (excluding any amounts received as reimbursement of expenses by Sunrise).


                            SUNRISE SECURITIES CORP.
               641 LEXINGTON AVE., 25TH FLOOR, NEW YORK, NY 10022

5. It is understood and agreed that, in connection with Sunrise's engagement by the Company under the Letter Agreement, Sunrise may also be engaged to act for the Company in one or more additional capacities, and that the terms of any such additional engagement may be embodied in one or more separate written agreements. These Indemnification Provisions shall apply to the engagement under the Letter Agreement and to any such additional engagement and any modification of such additional engagement; provided, however, that in the event that the Company engages Sunrise to act as a dealer manager in an exchange or tender offer or as an underwriter in connection with the issuance of securities by the Company or to furnish an opinion letter, such further engagement may be subject to separate indemnification and contribution provisions as may be mutually agreed upon.

6. These Indemnification Provisions shall remain in full force and effect in connection with the transaction contemplated by the Letter Agreement whether or not consummated, and shall survive the expiration of the period of the Letter Agreement, and shall be in addition to any liability that the Company might otherwise have to any Indemnified Party under the Letter Agreement or otherwise.

7. Each party hereto consents to personal jurisdiction and service of process and venue in any court in the State of New York in which any claim for indemnity is brought by any Indemnified Person.

8. These Indemnification Provisions may be executed in any number of counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument. These Indemnification Provisions may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.


SUNRISE SECURITIES CORP.
By Its Authorized Signatory:

By: /s/ Nathan Low
   ---------------------------------
           Nathan Low, President

DUSA PHARMACEUTICALS, INC.
By Its Authorized Signatory:

By:  /s/ D. Geoffrey Shulman
   --------------------------------------------
Name:  D. Geoffrey Shulman
Title:  President and Chief Executive Officer


                            SUNRISE SECURITIES CORP.
               641 LEXINGTON AVE., 25TH FLOOR, NEW YORK, NY 10022

                                    EXHIBIT A


Pursuant to Paragraph 6 of the Investment Banking Agreement ("Agreement") by and between Sunrise Securities Corp. ("Sunrise") and DUSA Pharmaceuticals, Inc. (together with all subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this Exhibit A, the "Company") dated as of February 27, 2004, for purposes of the Agreement, the definition of the parties included on the "List" shall include any one or more of the parties set forth below together with any of their respective subsidiaries and/or affiliates.

      1.    Omicron Master Trust

      2.    Langley Partners, L.P.

      3.    Mainfield Enterprises Inc.

      4.    Portside Growth and Opportunity Fund

      5.    Smithfield Fiduciary LLC

      6.    Cranshire Capital L.P.

      7.    Paul Scharfer

      8.    Sunrise Equity Partners, LP

      9.    Vertical Ventures, LLC

      10.   Sunrise Securities Corp.


SUNRISE SECURITIES CORP.                   DUSA PHARMACEUTICALS, INC.
By Its Authorized Signatory                By Its Authorized Signatory

By:/s/ Nathan Low                          By: /s/ D. Geoffrey Shulman
   ----------------------------               ----------------------------------
     Nathan Low, President                 Name: D. Geoffrey Shulman
                                           Title: President and Chief
                                                   Executive Officer


                            SUNRISE SECURITIES CORP.
               641 LEXINGTON AVE., 25TH FLOOR, NEW YORK, NY 10022


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